UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 2, 2005
                                                           -------------

                                EATON VANCE CORP.
                                -----------------
             (Exact name of registrant as specified in its charter)



     Maryland                           1-8100                   04-2718215
----------------------------    ------------------------     ------------------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)


     255 State Street, Boston, Massachusetts                   02109
     ----------------------------------------               -----------
     (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (617) 482-8260
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

                       INFORMATION INCLUDED IN THE REPORT


ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS
----------     ---------------------------------

               Registrant has reported its results of operations for the three months ended January 31, 2005, as described in Registrant's news release dated
March 2, 2005, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

               Exhibit No.      Document
               -----------      --------

                  99.1          Press  release  issued by the  Registrant dated
                                March 2, 2005.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                EATON VANCE CORP.
                                (Registrant)


Date:    March 2, 2005          /s/ William M. Steul
                                -------------------------------------------
                                William M. Steul, Chief Financial Officer

                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this Report:

Exhibit No.    Description
-----------    -----------

99.1           Copy of Registrant's news release dated March 2, 2005.

--------------------------------------------------
NEWS RELEASE
--------------------------------------------------
               Eaton Vance Corp.
               The Eaton Vance Building
{LOGO}         255 State Street, Boston, MA  02109
               (617) 482-8260
               Contact: William M. Steul
--------------------------------------------------


                                                                   March 2, 2005

                                                           FOR IMMEDIATE RELEASE



                                EATON VANCE CORP.
                        REPORT FOR THE THREE MONTHS ENDED
                                JANUARY 31, 2005


BOSTON, MA--Eaton Vance Corp. reported diluted earnings per share of $0.27 in the first three months of fiscal 2005 compared to diluted earnings per share of $0.22 in the first three months of fiscal 2004, an increase of 23 percent.

Assets under management of $98.0 billion at the end of the first quarter of fiscal 2005 were $14.4 billion or 17 percent greater than the $83.6 billion at the end of the first fiscal quarter last year. In the 12-month period ended January 31, 2005, the Company's assets under management were positively affected by long-term fund and separate account net inflows of $9.5 billion, market price appreciation of $3.1 billion and $1.9 billion of separate accounts acquired from Deutsche Bank in July 2004. Gross sales and inflows of long-term funds and separate accounts in the last 12 months were $23.2 billion, including four closed-end funds that raised a total of $3.1 billion, and the over-allotment and preferred shares related to a January 2004 fund offering that added $0.8 billion.

Net fund and separate account inflows of $1.3 billion in the first quarter of fiscal 2005 compared to net inflows of $5.6 billion in the first fiscal quarter last year. This year's first quarter net inflows included $0.9 billion raised in one closed-end fund offering, the Eaton Vance Enhanced Equity Income Fund II offered in January and the over-allotment shares from the Eaton Vance Enhanced Equity Income Fund offered in October. Last year's first quarter benefited from closed-end fund inflows of $3.2 billion that included the successful offering of two closed-end funds, the Eaton Vance Senior Floating-Rate Trust and the Eaton Vance Tax-Advantaged Global Dividend Income Fund, that raised $2.4 billion of new assets as well as the over-allotment common and preferred shares related to the Eaton Vance Tax-Advantaged Dividend Income Fund, offered in September 2003, that added $0.8 billion. Excluding closed-end funds, net flows for Eaton Vance funds were substantially lower in the first quarter of fiscal 2005 compared to the same period last year. Gross fund flows were $3.1 billion in the first quarter of fiscal 2005 and $3.0 billion in the first quarter of fiscal 2004. However, fund outflows increased 40 percent or $0.7 billion from $1.6 billion to $2.3 billion because of higher bank loan and equity fund redemptions. The

Company also experienced increased institutional and high-net-worth separate account withdrawals in the first quarter, primarily due to management turnover at a subsidiary and year-end portfolio rebalancing by certain clients. Retail managed account net flows, however, increased by 30 percent compared to the same period last year. Tables 1, 2 and 3 (attached) summarize assets under management and asset flows by investment objective.

As a result of higher average assets under management, revenue in the first quarter of fiscal 2005 increased by $24.8 million or 16 percent to $181.8 million compared to revenue in the first quarter of fiscal 2004 of $157.0 million. Investment adviser and administration fees increased 27 percent to $118.9 million, compared to the 23 percent increase in average assets under management. Distribution and underwriter fees decreased 12 percent, reflecting the continuing shift in sales and assets from Class B mutual fund shares to other fund share classes and other managed assets with low or no distribution fees. Service fee revenue increased 16 percent due to the increase in average fund assets that pay these fees. Other revenue increased 62 percent primarily as a result of investment income earned by two consolidated investment companies.

Operating expense in the first quarter of fiscal 2005 increased 11 percent to $118.9 million compared to operating expense of $106.9 million in fiscal first quarter 2004, primarily because of higher compensation, service fee, distribution and other expense. Compensation expense increased 13 percent because of increases in employee headcount, base salaries, separately managed account sales incentives and higher operating income-based bonus accruals, partly offset by decreases in marketing and sales incentives associated with lower long-term fund sales.

Amortization of deferred sales commissions declined 13 percent in the first quarter of fiscal 2005 compared to the first quarter of fiscal 2004 primarily because of the continuing decline in Class B share sales and assets under management. Service fee expense increased 14 percent, in line with the increase in service fee revenue. Eaton Vance collects asset-based service fees from many of its funds and pays them to the appropriate broker/dealers after one year. Distribution expense increased 22 percent as a result of increases in sales support expenses, Class C share fund distribution fees and closed-end fund fees. Other expense increased 30 percent primarily because of higher fund expenses, facilities, information technology, legal, compliance and other miscellaneous expenses.

Operating income and net income in the first quarter of fiscal 2005 increased 25 percent to $62.9 million and $38.4 million, respectively, compared to $50.1 million and $30.8 million, respectively, in the first quarter of fiscal 2004. Interest expense decreased 78 percent reflecting a $51.7 million reduction in long-term debt. The Company's provision for income taxes was 37 percent in the first quarter of fiscal 2005 and 36 percent in the first quarter of fiscal 2004. The $0.6 million loss in the net income of an affiliate resulted from the payment of calendar 2004 year-end performance bonuses that were not previously accrued by 20 percent owned Lloyd George Management. The Company's after-tax net income in this affiliate actually increased 133 percent to $0.7 million in calendar year 2004 from $0.3 million in calendar year 2003.

The Company adopted Emerging Issues Task Force Issue No. 04-8, "The Effect of Contingently Convertible Instruments on Diluted Earnings/Share," in the first quarter of fiscal 2005, as required. The change of accounting had an immaterial effect (less than $0.01) on diluted earnings per share for the first quarters of fiscal 2005 and fiscal 2004.

Cash, cash equivalents and short-term investments were $326.8 million ($292.7 million excluding minority interest in a consolidated investment company) on January 31, 2005, and $262.6 million on January 31, 2004. The Company's strong operating cash flow in the last 12 months allowed it to reduce its long-term debt by $51.7 million to $74.6 million and to pay $55.8 million in income taxes, $58.8 million in sales commissions, $93.6 million to repurchase 4.5 million shares of its non-voting common stock and $37.0 million in dividends to shareholders. On December 21, 2004, the Company executed a five-year $180.0 million revolving credit facility with several banks, replacing a three-year $170.0 million credit facility that expired on that date. The primary purpose of the credit facility is to provide the Company with additional working capital availability. There are currently no outstanding borrowings against the new facility.

During the first three months of fiscal 2005, the Company repurchased and retired 1,247,686 shares of its non-voting common stock at an average price of $24.70 per share under its repurchase authorization. Approximately 2.0 million shares remain of the current 8.0 million share authorization.

Eaton Vance Corp., a Boston-based investment management firm, is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward- looking statements." The Company's actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and repurchases of fund shares, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed from time to time in the Company's filings with the Securities and Exchange Commission.

                                                                Eaton Vance Corp.
                                                        Summary of Results of Operations
                                                    (in thousands, except per share amounts)

                                                               Three Months Ended
                                                   -----------------------------------------
                                                     January 31,     January 31,        %
                                                        2005            2004          Change
                                                     -----------     -----------      ------
Revenue:
     Investment adviser and administration fees       $ 118,918        $ 93,750         27%
     Distribution and underwriter fees                   35,060          39,876        (12)
     Service fees                                        25,477          21,909         16
     Other revenue                                        2,326           1,438         62
                                                      ------------     -----------     --------
     Total revenue                                      181,781         156,973         16
                                                      ------------     -----------     --------
Expenses:
     Compensation of officers and employees              42,204          37,499         13
     Amortization of deferred sales commissions          18,040          20,763        (13)
     Service fee expense                                 21,172          18,632         14
     Distribution expense                                22,919          18,779         22
     Other expenses                                      14,587          11,197         30
                                                      ------------     -----------     --------
     Total expenses                                     118,922         106,870         11
                                                      ------------     -----------     --------
Operating Income                                         62,859          50,103         25

Other Income/(Expense):
     Interest income                                        709             788        (10)
     Interest expense                                      (361)         (1,651)       (78)
     Gain on investments                                     10               5        100
     Foreign currency gain (loss)                            22             (18)       n/a
                                                      ------------     -----------     --------
Income Before Income Taxes, Equity in Net Income
     (Loss) of Affiliates and Minority Interest          63,239          49,227         28

Income Taxes                                             23,368          17,721         32

Equity in Net Income (Loss) of Affiliates, Net of Tax      (577)              9        n/a

Minority Interest, Net of Tax                               885             702         26

Net Income                                            $  38,409        $ 30,813         25
                                                      ============     ===========     ========
Earnings Per Share:
     Basic                                            $    0.29        $   0.23         26
                                                      ============     ===========     ========
     Diluted                                          $    0.27        $   0.22         23
                                                      ============     ===========     ========
Dividends Declared, Per Share                         $    0.08        $   0.06         33
                                                      ============     ===========     ========
Weighted Average Shares Outstanding:
     Basic                                              133,522         136,392         (2)
                                                      ============     ===========     ========
     Diluted                                            143,711         145,840         (1)
                                                      ============     ===========     ========

                                      Eaton Vance Corp.
                                        Balance Sheet
                           (in thousands, except per share figures)

                                                               January 31,  October 31,  January 31,
                                                                  2005         2004         2004
                                                               -----------  -----------  -----------
ASSETS

Current Assets:
Cash and cash equivalents                                       $ 147,872    $ 147,137    $ 132,105
Short-term investments                                            178,884      210,429      130,527
Investment adviser fees and other receivables                      34,246       32,249       30,116
Other current assets                                                4,744        4,861       23,744
                                                                ------------ ------------ ------------
      Total current assets                                        365,746      394,676      316,492
                                                                ------------ ------------ ------------
Other Assets:
Deferred sales commissions                                        151,961      162,259      191,228
Goodwill                                                           89,281       89,281       88,979
Other intangible assets, net                                       43,181       43,965       45,680
Long-term investments                                              42,944       36,895       37,891
Equipment and leasehold improvements, net                          12,051       12,413       11,925
Other assets                                                        4,410        4,077        3,010
                                                                ------------ ------------ ------------
      Total other assets                                          343,828      348,890      378,713
                                                                ------------ ------------ ------------
Total assets                                                    $ 709,574    $ 743,566    $ 695,205
                                                                ============ ============ ============
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accrued compensation                                            $  20,029    $  52,299    $  15,892
Accounts payable and accrued expenses                              26,164       23,789       20,717
Dividend payable                                                   10,638       10,660        8,157
Current portion of long-term debt                                       -            -        7,143
Other current liabilities                                          24,587        7,451        6,860
                                                                ------------ ------------ ------------
      Total current liabilities                                    81,418       94,199       58,769
                                                                ------------ ------------ ------------
Long-Term Liabilities:
Long-term debt                                                     74,625       74,347      119,180
Deferred income taxes                                              55,528       57,644       67,401

      Total long-term liabilities                                 130,153      131,991      186,581

      Total liabilities                                           211,571      226,190      245,350

Minority interest                                                  38,506       67,870       26,165

Commitments and contingencies                                           -            -            -

Shareholders' Equity:
   Common stock, par value $0.00390625 per share:
      Authorized, 1,280,000 shares
      Issued, 309,760 shares                                            1            1            1
   Non-voting common stock, par value $0.00390625 per share:
      Authorized, 190,720,000 shares
      Issued, 132,872,824, 133,271,560 and
        135,986,894 shares, respectively                              519          521          531
   Notes receivable from stock option exercises                    (2,693)      (2,718)      (3,034)
   Deferred compensation                                           (3,200)      (2,400)      (3,600)
   Accumulated other comprehensive income                           2,272        1,854        1,813
   Retained earnings                                              462,598      452,248      427,979
                                                                ------------ ------------ ------------
      Total shareholders' equity                                  459,497      449,506      423,690
                                                                ------------ ------------ ------------
Total liabilities and shareholders' equity                      $ 709,574    $ 743,566    $ 695,205
                                                                ============ ============ ============


                                  Page 9 of 10

                                 Table 1
                        Asset Flows (in millions)
                  Twelve Months Ended January 31, 2005


Assets 1/31/2004 - Beginning of Period          $ 83,644
  Long-term fund sales and inflows                17,586
  Long-term fund redemptions and outflows         (9,289)
  Long-term fund net exchanges                       (20)
  Long-term fund mkt. value change                 1,674
  Institutional and HNW account inflows            3,298
  Institutional and HNW account outflows          (3,106)
  Institutional and HNW assets acquired1           1,943
  Retail managed account inflows                   2,321
  Retail managed account outflows                 (1,289)
  Separate account mkt. value change               1,391
  Change in money market funds                      (144)
                                                -----------
  Net change                                      14,365
                                                -----------
Assets 1/31/2005 - End of Period                $ 98,009
                                                ===========




                                             Table 2
                                     Assets Under Management
                              By Investment Objective (in millions)

                        -------------------------------------------------------------
                        January         October 31      %       January 3       %
                         2005              2004      Change        2004       Change
                        -------------------------------------------------------------
Equity Funds            $ 39,329        $ 36,895      6.6%      $ 33,211       8.4%
Fixed Income Funds        17,710          17,553      0.9%        18,252      -3.0%
Bank Loan Funds           15,558          15,034      3.5%        11,180      39.2%
Money Market Funds           325             389    -16.5%           469     -30.7%
Separate Accounts         25,087          24,475      2.5%        20,528      22.2%
                        -------------------------------------------------------------
Total                   $ 98,009        $ 94,346      3.9%      $ 83,641       7.2%
                        =============================================================

                                     Table 3
               Asset Flows by Investment Objective (in millions)

                                                   Three Months Ended
                                                --------------------------
                                                January 31,    January 31,
                                                  2005           2004
                                                --------------------------
Equity Fund Assets - Beginning of Period        $ 36,895       $ 28,854
  Sales/Inflows                                    2,057          3,445
  Redemptions/Outflows                              (993)          (700)
  Exchanges                                           19             51
  Market Value Change                              1,351          1,565
                                                --------------------------
  Net Change                                       2,434          4,361
                                                --------------------------
Equity Fund Assets - End of Period              $ 39,329       $ 33,215
                                                --------------------------

Fixed Income Fund Assets - Beginning of Period    17,553         17,801
  Sales/Inflows                                      679            728
  Redemptions/Outflows                              (584)          (553)
  Exchanges                                          (11)           (89)
  Market Value Change                                 73            365
                                                --------------------------
  Net Change                                         157            451
                                                --------------------------
Fixed Income Fund Assets - End of Period        $ 17,710       $ 18,252
                                                --------------------------

Bank Loan Fund Assets - Beginning of Period       15,034          9,547
  Sales/Inflows                                    1,183          1,983
  Redemptions/Outflows                              (715)          (378)
  Exchanges                                           (8)            32
  Market Value Change                                 64             (4)
                                                --------------------------
  Net Change                                         524          1,633
                                                --------------------------
Bank Loan Fund Assets - End of Period           $ 15,558       $ 11,180
                                                --------------------------

Long-Term Fund Assets - Beginning of Period       69,482         56,202
  Sales/Inflows                                    3,919          6,156
  Redemptions/Outflows                            (2,292)        (1,631)
  Exchanges                                            -             (6)
  Market Value Change                              1,488          1,926
                                                --------------------------
  Net Change                                       3,115          6,445
                                                --------------------------
Total Long-Term Fund Assets - End of Period     $ 72,597       $ 62,647
                                                --------------------------

Separate Accounts - Beginning of Period           24,475         18,397
  Institutional/HNW Account Inflows                  712          1,097
  Institutional/HNW Account Outflows              (1,438)          (332)
  Retail Managed Account Inflows                     827            504
  Retail Managed Account Outflows                   (446)          (210)
  Separate accounts market value change              957          1,072
                                                --------------------------
  Net Change                                         612          2,131
                                                --------------------------
Separate accounts - End of Period               $ 25,087       $ 20,528
                                                --------------------------
Money market fund assets - End of Period             325            469
                                                --------------------------
Total Assets Under Management - End of Period   $ 98,009       $ 83,644
                                                ==========================


1 Deutsche Bank's Scudder Private Investment Counsel assets acquired by Eaton Vance in July 2004


                                 Page 10 of 10